Exhibit 99.1

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of November 1, 2015 (the "Effective Date"), is by and between SCYNEXIS, Inc., a Delaware corporation ("Employer" or "Company") and Eric Francois ("Employee").
RECITALS:
WHEREAS, Employer considers the availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services and hire Employee on terms herein contained; and
WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1.     Employment. For the Term (as defined in Section 2), Employee shall be employed as Chief Financial Officer (the "Position") of Employer. Employee hereby accepts and agrees to such employment and will report to the Chief Executive Officer. Employee shall perform such duties and shall have such powers, authority and responsibilities as are customary for one holding the Position in a business similar to Employer and shall additionally render such other services and duties as may be reasonably assigned to Employee from time to time by the Chief Executive Officer or the Board of Directors of the Company. The principal office of Employer, where Employee will be located, is currently in Jersey City, New Jersey.
2.     Term of Employment. The Term of this Agreement shall commence on November 1, 2015 and continue until terminated as provided in Section 5 or Section 6 (such period, the "Term"). Employee understands, acknowledges and agrees that, except as herein provided, this Agreement does not create an obligation for the Employer or any other person to continue Employee's employment and either the Employer or the Employee may terminate Employee's employment at any time, with or without Just Cause (as defined herein) subject to any notice provisions set forth in this Agreement.
3.     Compensation.
(a)     For all services rendered by Employee to Employer under this Agreement, Employer shall pay to Employee, during the Term, a base annual salary of not less than $350,000 payable in arrears in accordance with the customary payroll practices of Employer. During the Term, Employee's annual base salary shall be reviewed and subject to increase based upon the individual performance of Employee and the overall performance of the Company, in accordance with Employer's standard policies and procedures.
(b)     Employee shall be eligible to earn a discretionary annual performance bonus during the term of up to thirty-five percent (35%) of Employee's annual base salary, less payroll deductions and withholdings (the “Annual Bonus”). The amount of the bonus paid shall be based upon the Board of Directors’ assessment of the Employee’s performance and the Company’s achievement of performance objectives as determined by the Board of Directors (or a compensation committee thereof), including the attainment of targeted goals by the Employee and/or the Company in such calendar year, which will be set by the Board in its discretion. ~~.~~ The Annual Bonus is not guaranteed. Following the close of each calendar year and the completion of the audit of the Company’s annual financial statements and filing of the Company’s 10-K for such calendar year, the Board will determine in its discretion the amount of the Annual Bonus the Employee is entitled to receive, if any, based on the Board’s assessment of the Employee’s performance and the Company’s performance in such calendar year. The Annual Bonus shall be deemed earned and due on the date that it is determined by the Board. Any Annual Bonus the Employee is entitled to receive shall be paid to the Employee in accordance with the Company’s standard practice within thirty (30) days following the completion of the audit of the Company’s financial statements and filing of the Company’s 10-K for the applicable calendar year.
(c)    Equity Award: As an inducement material to Employee’s entering into employment with the Company, the Company will grant to the Employee an option to purchase 100,000 shares of common stock of Employer under Employer’s 2015 Inducement Award Plan. The award will be granted as of the date the Term commences, with the exercise price per share equal to the per share closing sales price of the Company’s common stock on the date of grant as reported on the principal stock exchange or market on which the common stock is listed.
The vesting schedule will be 25% on the first anniversary of the start date, and 2.08% monthly for 36 months thereafter.
Further equity awards may be granted by the Board (or a committee thereof), in its discretion, based on the Employee’s and the Company’s performance.
(d)    Employee shall be eligible to participate in any stock, stock option, retirement, profit-sharing, or other compensation plans which are offered by the Company to its executives.
(e)    All amounts payable hereunder shall be subject to such deductions and withholdings as shall be required by law, if any.

(f)     Employee shall be entitled to holidays, sick leave and other time off and to participate in those life, health or other insurance plans and other employee pension and welfare benefit programs, plans, practices and benefits generally made available from time to time to all employees of Employer; provided that nothing herein shall obligate Employer to continue any of such benefits for Employee if discontinued for other employees. Without limiting the foregoing, Employee shall be entitled to paid vacation during each fiscal year of the Term of 20 days, prorated for any partial fiscal year.
4.     Reimbursement of Expenses.
Employer shall pay or reimburse Employee for all reasonable travel and other reasonable business expenses incurred by Employee in performing Employee's obligations under this Agreement and also for any dues and costs of appropriate professional organizations and continuing professional education, subject to such reasonable documentation and substantiation as Employer shall require. Such reimbursements shall be paid promptly, but in no event later than thirty (30) days after submission of the appropriate request for reimbursement by Employee.
5.     Disability. To the extent permitted by law, the following provisions shall apply. Upon the "disability" of Employee, this Agreement may be terminated by action of the Board upon 30 days prior written notice (the "Disability Notice"), such termination to become effective only if such disability continues after the thirty (30) day period. If, prior to the effective time of the Disability Notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then the Disability Notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of the Disability Notice. Such termination shall not prejudice any benefits payable to Employee that are fully vested as of the date of such termination and Employee shall be entitled to receive a lump sum payment equal to any base salary, bonus and other compensation earned and due but not yet paid through the effective date of termination, which payment will be paid to Employee as soon as administratively practicable, but in no event more than thirty (30) days following the effective time of the Disability Notice. Prior to the effective time of the Disability Notice, Employee shall continue to earn all compensation to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a). A "disability" of Employee shall be deemed to exist at all times that Employee is considered by the insurance company which has issued any policy of long-term disability insurance owned by Employer or for which premiums are paid by Employer (the "Employer Policy") to be totally disabled under the terms of such policy. If Employer no longer maintains or pays premiums for any long-term disability policy covering Plaintiff, then a “disability” of Employee shall be said to exist at all times that Employee is receiving disability payments from the Social Security Administration.

6.     Termination.
(a)     If Employee shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term; provided that such termination shall not prejudice any benefits payable to Employee or Employee's beneficiaries that are fully vested as of the date of death. An estate of Employee shall have the right to exercise any options in accordance with the underlying terms and provisions of the grants.
(b)     Employer may terminate Employee's employment under this Agreement at any time with or without Just Cause subject to appropriate notice as herein provided. Any termination without Just Cause shall be effective only upon thirty (30) days prior written notice to Employee. Any termination with Just Cause shall be effective upon appropriate notice or at such other time set by the Company. "Just Cause" shall mean: (i) Employee's willful and material breach of this Agreement and Employee's continued failure to cure such breach to the reasonable satisfaction of the Company within thirty (30) days following written notice of such breach to Employee from the Company; (ii) Employee's conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (iii) Employee's willful commission of an act of fraud, breach of trust, or dishonesty including, without limitation, embezzlement, that results in material damage or harm to the business, financial condition or assets of Employer; (iv) Employee's intentional damage or destruction of substantial property of Employer; or (v) Employee's material breach of the terms of the Confidentiality Agreement (as defined below). Just Cause shall be determined by the Company in its reasonable discretion and the particulars of any determination shall be provided to Employee in writing. At any time within ninety (90) days of receipt by Employee in writing of such determination, Employee may object to such determination in writing and submit the determination to arbitration in accordance with Section 14(i). If such determination is overturned in arbitration, Employee will be treated as having been terminated without Just Cause and shall be entitled to the benefits of Section 7(c). Any determination by the Company that the Employee’s employment with the Company was terminated with or without Just Cause under this Agreement will have no effect upon any determination of the rights or obligations of the Company or Employee for any other purpose.
(c)     Employee may voluntarily terminate his employment with Employer either (i) without Good Reason (as defined in Section 7(e)(ii) on thirty (30) days prior written notice to Employer or (ii) with Good Reason (subject to the notice provisions set forth in the definition thereof).
7.     Payments Upon Termination; Effects on Equity.

(a)     Upon any termination pursuant to Section 6, Employee shall be entitled to receive a lump sum payment equal to any base salary, bonus and other compensation earned and due but not yet paid through the effective date of termination (collectively "Accrued Compensation"), which payment will be paid to Employee as soon as administratively practicable, but in no event more than thirty (30) days following the effective date of Employee’s termination.
(b)     Just Cause Termination - If Employer, or any successor following a Change in Control or otherwise, terminates Employee's employment for Just Cause, Employee shall forfeit all of Employee’s stock options at the date of termination (vested and unvested), and Employee shall not have the right to exercise any of such options. If Employee terminates his employment or if Employer (or its successor following a Change in Control) terminates Employee's employment without Just Cause, Employee shall have ninety (90) days from the date of termination to exercise any vested options.
(c)     Termination by Employer other than for Just Cause; for Good Reason by Employee In addition to the amounts payable under Section 7(a) above, at any time other than the twelve (12) month period after the consummation of a Change in Control, if Employee's employment hereunder is terminated by (i) Employer other than for Just Cause, or (ii) Employee for Good Reason, and provided in either event that Employee executes a general Release and Settlement Agreement in the Company's then current form which shall be reasonable in all particulars (the "Release") within the time period set forth therein (but in no event later than forty-five (45) days after the termination date) and allows such Release to become effective in accordance with its terms (such date, the “Release Effective Date”), then Employee shall be entitled to the following:
(i)     severance, payable in accordance with the Employer's standard payroll practices, equal to Employee's then current base salary (exclusive of any bonus pursuant to Section 3 herein or other variable compensation) for a period of six (6) months commencing with the first payroll period following the termination (the "Severance Period") provided that on the first regular payroll pay day following the Release Effective Date, the Employer will pay Employee the severance payments that Employee would otherwise have received under this Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of such severance payments being paid as originally scheduled;
(ii)     the vesting of the Employee's unvested time-based stock options and any time-based restricted stock awards shall be accelerated such that, effective as of the date of the Employee's termination of employment, the Employee shall receive immediate accelerated vesting of such equity awards with respect to that same number of shares which would have vested if the Employee had continued in employment during the Severance Period, in accordance with the original vesting schedule of such equity awards;

(iii)     if the Employee elects continued health care coverage under COBRA and timely pays his portion of the applicable premiums, the Employer will continue to pay for the same percentage of Employee's, and Employee's qualified beneficiaries', COBRA premiums for continued medical, dental and vision group health coverage as the percentage of medical, dental and vision insurance premiums it paid for the Employee, and Employee's beneficiaries, during the Employee's employment (the "COBRA Premium Payments"). Such COBRA Premium Payments shall commence on the first day of the Severance Period and continue until the earlier of (i) the last day of the Severance Period; (ii) the date on which the Employee or qualified beneficiary, as applicable, becomes enrolled in the group health insurance plan of another employer, or (iii) the date on which the Employee or qualified beneficiary, as applicable, becomes entitled to Medicare after the COBRA election (such period from the termination date through the earliest of (i) through (iii), the “COBRA Payment Period”). The Employee is required to notify the Employer immediately if the Employee and/or qualified beneficiary becomes covered by a group health plan of a subsequent employer or entitled to Medicare, at which time, the Company’s obligation to pay COBRA premiums on the Employee’s behalf shall cease. Upon the conclusion of the COBRA Payment Period, the Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA coverage period. For purposes of this Section 7(c)(iii), references to COBRA shall be deemed to refer also to analogous provisions of state law and any applicable COBRA Premium Payments that are paid by the Employer shall not include any amounts payable by the Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Employee. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that its payment of COBRA premiums on the Employee’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on the Employee’s behalf, the Company will pay the Employee on the last day of each remaining month of the COBRA Payment Period a cash payment equal to the COBRA premium for that month on a post-tax basis, which payment shall be subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to the Employee’s payment of COBRA premiums and without regard to the expiration of the COBRA Payment Period prior to the end of the Severance Period following the Employee’s termination. Such Special Severance Payment shall end on the earlier of (i) the date on which the Employee commences other employment and (ii) the close or termination of the Severance Period following the Employee’s termination.
(iv)    If the Employee terminated service before an Annual Bonus has been determined for a performance year, then the Employee will have no legally binding right to any bonus payment. However, at the time of determination of Annual Bonuses first following the date of termination, Employee will be considered for an bonus in the manner described in Section 3(b) (but taking into account any period of service during the applicable performance period(s)); provided that if Employee is granted an bonus, the amount shall be prorated based upon the portion of any period for which the bonus is calculated during which Employee was employed. Employer shall pay the amount of the bonus so determined, if any, to Employee within thirty (30) days of the date of determination of such bonus.
(d)     Termination following Change in Control - If, within twelve (12) months after the consummation of a Change in Control (as such term is defined in Section 7(e)(i), Employer terminates Employee's employment without Just Cause or Employee terminates his employment with Employer Agreement as a result of a Good Reason (as such term is defined in Section 7(e)(ii); and, in either event, if Employee executes a Release which shall be reasonable in all particulars within the time period set forth therein (but in no event later than forty-five (45) days after the termination date) and allows such Release to become effective in accordance with its terms, then Employee shall be entitled to the following in lieu of any severance compensation or benefits set forth in Section 7(c):
(i)     all Accrued Compensation (as defined in Section 7(a) herein);
(ii)     severance, payable in accordance with the Employer's standard payroll practices, of an amount equal to 12 months of Employee's then current base salary (exclusive of any bonus pursuant to Section 3 herein or other variable compensation), commencing with the first payroll period following the effectiveness of the Release (the "Change in Control Severance Period");
(iii)     all time-based stock option grants and all time-based restricted stock grants then held by Employee shall be subject to accelerated vesting such that all unvested shares subject to such stock awards shall be accelerated and deemed fully vested as of Employee's last day of employment; and
(iv)     if the Employee elects continued health care coverage under COBRA and timely pays his portion of the applicable premiums, the COBRA Premium Payment benefits provided for in Section 7(c)(iii) shall commence on the first day of the Change in Control Severance Period and continue until the earlier of (i) the last day of the Change in Control Severance Period; (ii) the date on which the Employee or qualified beneficiary, as applicable, becomes enrolled in the group health insurance plan of another employer, or (iii) the date on which the Employee or qualified beneficiary, as applicable, becomes entitled to Medicare after the COBRA election (such period from the termination date through the earliest of (i) through (iii), the “Change in Control COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that its payment of COBRA premiums on the Employee’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on the Employee’s behalf, the Company will pay the Employee on the last day of each remaining month of the Change in Control COBRA Payment Period a cash payment equal to the COBRA premium for that month on a post-tax basis, which payment shall be subject to applicable tax withholding (such amount, the “Change in Control Special Severance Payment”), such Change in Control Special Severance Payment to be made without regard to the Employee’s payment of COBRA premiums and without regard to the expiration of the Change in Control COBRA Payment Period prior to the end of the Change in Control Severance Period following the Employee’s termination. Such Change in Control Special Severance Payment shall end on the earlier of (i) the date on which the Employee commences other employment and (ii) the close or termination of the Change in Control Severance Period following the Employee’s termination. Employee's disability insurance coverage will end upon his last day of active employment and Employee may port or convert the basic life insurance coverage within 31 days of the termination date as provided under the terms of the policy.
(v)    If the Employee terminated service before an Annual Bonus has been determined for a performance year, then the Employee will have no legally binding right to any bonus payment. However, at the time of determination of Annual Bonuses first following the date of termination, Employee will be considered for an bonus in the manner described in Section 3(b) (but taking into account any period of service during the applicable performance period(s)); provided that if Employee is granted an bonus, the amount shall be prorated based upon the portion of any period for which the bonus is calculated during which Employee was employed. Employer shall pay the amount of the bonus so determined, if any, to Employee within thirty (30) days of the date of determination of such bonus.
(e)     For purposes hereof:
(i)     A "Change in Control" shall be deemed to have occurred if, at any time:

(A)     Employer shall be a party to any merger, consolidation or other similar transaction that results in the shareholders of Employer immediately before the merger, consolidation or other similar transaction owning less than 50% of the equity, or possessing less than 50% of the voting control, of Employer or the successor entity in the merger, consolidation or other similar transaction;
(B)     Employer shall liquidate, dissolve or sell or otherwise dispose of all or substantially all of its assets; or
(C)     the shareholders of Employer sell or otherwise dispose of Employer's capital stock in a single transaction or series of related transactions such that the shareholders immediately before such transaction or related transactions own less than 50% of the equity, and possess less than 50% of the voting power of Employer.

Provided, however, that any public offering of securities of the Employer's common stock shall not constitute a Change in Control.
(ii)     "Good Reason" shall mean the occurrence of any of the following events without Employee's express written consent:
(A)     Assignment to, or withdrawal from, Employee of any duties or responsibilities that results in a material diminution in such Employee's authority, duties or responsibilities as in effect immediately prior to such change;
(B)     A material diminution in the authority, duties or responsibilities of the supervisor to whom Employee is required to report;
(C)     A material reduction by Employer of Employee's annual base salary unless such reduction is done in connection with an across the board reduction in executive salaries, and Good Reason shall include a reduction of more than 15% even if it is in connection an across the board reduction in executive salaries;
(D)     A relocation of Employee or Employer's principal executive offices if Employee's principal office is at such offices, to a location more than sixty (60) miles from the location at which Employee is then performing his duties, except for an opportunity to relocate which is accepted by Employee in writing; or
(E)     A material breach by Employer of any provision of this Agreement or any other enforceable written agreement between Employee and Employer;
Provided, however, that, any termination of employment by the Employee shall only be deemed for Good Reason pursuant to the foregoing definition if: (i) the Employee gives the Employer written notice of the intent to terminate for Good Reason within ninety (90) days following the first occurrence of the condition(s) that the Employee believes constitutes Good Reason, which notice shall describe such condition(s); (ii) the Employer fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the "Cure Period"); and (iii) the Employee terminates his employment within thirty (30) days following the end of the Cure Period.
(f)    In the event of a termination of Employee’s employment pursuant to Section 5 or Section 6, Employee's disability insurance coverage will end upon his last day of active employment and Employee may port or convert the basic life insurance coverage within 31 days of the termination date as provided under the terms of the policy.

(g)     Except as otherwise provided in this Section 7, upon termination of this Agreement for any reason, Employee shall not be entitled to any form of severance benefits, or any other payment whatsoever. Employee agrees that the payments and benefits provided hereunder, subject to the terms and conditions hereof shall be in full satisfaction of any rights which he might otherwise have or claim by operation of law, by implied contract or otherwise, except for rights which he may have under any employee benefit plan of Employer.
8.     Application of Section 409A. Notwithstanding anything set forth in this Agreement to the contrary, any payments and benefits provided pursuant to this Agreement which constitute “deferred compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A shall not commence until the Employee has incurred a “separation from service” (as such term is defined in the Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to the Employee without causing the Employee to incur the additional 20% tax under Section 409A.
For the avoidance of doubt, it is intended that the payments and benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), the Employee’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if the Company (or, if applicable, the successor entity thereto) determines that any payments upon the Employee’s Separation From Service set forth herein and/or under any other agreement with the Company constitute “deferred compensation” under Section 409A and the Employee is, on the Employee’s Separation From Service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely, to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon the Employee’s Separation From Service shall be delayed until the earlier to occur of: (a) the date that is six months and one day after the Employee’s Separation From Service or (b) the date of the Employee’s death (such applicable date, the “Specified Employee Initial Payment Date”). On the Specified Employee Initial Payment Date, the Company (or the successor entity thereto, as applicable) shall (A) pay the Employee a lump sum amount equal to the sum of the payments upon the Employee’s Separation From Service that the Employee would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the severance benefits had not been so delayed pursuant to this section and (B) commence paying the balance of the severance benefits in accordance with the applicable payment schedules set forth in this Agreement.

If any severance benefits under this Agreement (including the salary and benefit continuation provided herein) are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which the Employee’s Separation From Service occurs, then the latest permitted date on which such Release could become effective and irrevocable in accordance with its terms will be considered the Release Effective Date and the severance benefits shall commence on such date. None of the severance benefits (including the salary and benefit continuation provided herein) will commence or otherwise be delivered prior to the Release Effective Date. Except to the minimum extent that payments must be delayed because the Employee is a “specified employee” (as described above) or until the effectiveness of the Release, all amounts will be paid as soon as practicable in accordance with the Company’s normal payroll practices and no interest will be due on any amounts so deferred.
9.     Parachute Payments.     (a)     Anything in this Agreement to the contrary notwithstanding, if any payment or benefit the Employee would receive from the Employer pursuant to this Agreement or otherwise (a "Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, up to and including the total Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the "Reduction Method") that results in the greatest economic benefit for Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the "Pro Rata Reduction Method").
(b)     Notwithstanding any provision of paragraph (a) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Employee as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are "deferred compensation" within the meaning of Section

409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.
(c)     The Employer shall appoint a nationally recognized independent accounting firm to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Employer shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
(d)     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Employer and the Employee within fifteen (15) calendar days after the date on which the Employee's right to a Payment is triggered (if requested at that time by the Employer or the Employee) or such other time as agreed upon by the Employer and the Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Employer and the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to such Payment. The Employer shall be entitled to rely upon the accounting firm's determinations, which shall be final and binding on all persons.
(e)     If, notwithstanding any reduction described in this Section 9, the IRS determines that Employee is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then Employee shall be obligated to pay back to the Employer, within thirty (30) days after a final IRS determination or in the event that such Employee challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Employer so that Employee's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in Employee's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, Employee shall pay the Excise Tax.
(f)     Notwithstanding any other provision of this Section 9, if (i) there is a reduction in the payment of benefits as described in this section, (ii) the IRS later determines that Employee is liable for the Excise Tax, the payment of which would result in the maximization of Employee's net after-tax proceeds (calculated as if Employee's benefits had not previously been reduced), and (iii) Employee pays the Excise Tax, then the Employer shall pay to Employee those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after Employee pays the Excise Tax so that Employee's net after-tax proceeds with respect to the payment of benefits is maximized.
10.     Best Efforts of Employee.
Employee agrees that Employee will at all times faithfully, industriously and to the best of Employee's ability, experience and talents perform all the duties that may be required of Employee pursuant to the terms hereof, to the reasonable satisfaction of Employer, commensurate with Employee's position. Such duties shall be rendered at such place as specified herein and Employee acknowledges that Employee may be required to travel as shall reasonably be required to promote the business of Employer. To the extent reasonably required by the duties assigned to Employee, Employee shall devote substantially all Employee's time, attention, knowledge and skills to the business and interest of Employer and Employer shall be entitled to all the benefits, profits and other issue arising from or incident to all work, service and advice of Employee; provided, however, that Employee shall be permitted to devote a reasonable amount of time to charitable, religious or service organizations. During the Term, Employee shall not be interested, directly or indirectly, in any manner as partner, manager, officer, director, shareholder, member, adviser, consultant, employee or in any other capacity in any other business; provided, that nothing herein contained shall be deemed to prevent or limit the right of Employee to beneficially own less than 5% of the stock of a corporation traded on a national securities exchange as long as such passive investment does not interfere with or conflict with the performance of services to be rendered hereunder.
11.     Confidentiality and Covenant Not to Compete. The terms of the Confidentiality, Invention, and Non-Competition Agreement by and between the Employee and Employer dated November 1, 2015 (the "Confidentiality Agreement"), are hereby incorporated by reference and are a material part of this Agreement.
12.     Indemnification. Before and after the end of the Term, Employer shall indemnify and hold harmless Employee from any cause of action resulting from the performance of Employee's duties under this Agreement to the fullest extent permitted by law. This indemnification shall include all reasonable legal costs incurred by Employee to the extent permitted by law. Employer shall maintain directors and officers liability insurance covering Employee in amounts commensurate with the coverage obtained by similarly situated and sized companies in the same industry.
13.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Employer which may acquire, directly or indirectly, by merger, or consolidation, or which may assume control of Employer, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective beneficiaries, executors, administrators, successors and assigns. Upon the death of Employee, any payments or benefits otherwise due to Employee hereunder shall be paid to or be for the benefit of Employee’s legal representatives. Nothing in the Agreement shall preclude Employer from consolidating or merging into or with or transferring all or substantially all of its assets or control to another entity. In that event, such other entity shall assume this Agreement and all obligations of Employer hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the terms "Employer" and “Company” as used herein, shall mean such other entity and this Agreement shall continue in full force and effect.
14.     Miscellaneous.
(a)     This Agreement shall be governed by and construed in accordance with the laws of the state in which the headquarters of Employer is located without regard to conflicts of law principles thereof.
(b)     This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Employer or any of its affiliates relating to the terms of Employee's employment by Employer, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.
(c)     This Agreement may be executed in two or more counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same instrument.

(d)     Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:
To Employer:
SCYNEXIS, Inc.
101 Hudson Street, Suite 3610 Jersey City, NJ 07302
Attn: Chief of Staff and Legal Department
To Employee:
Eric Francois

At the then current address contained in Employee's personnel file
Notices given in person or by overnight courier service shall be deemed given when delivered in person or the day after delivery to the courier addressed to the address required by this Section 13(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to the other party shall be sent.
(e)     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
(f)     This Agreement may not be assigned by Employee without the written consent of Employer. Any attempted assignment in contravention of this provision shall be null and void. This Agreement shall be binding on any successors or assigns of either party hereto.
(g)     For purposes of this Agreement, employment of Employee by any affiliate of Employer shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any affiliate of Employer shall be treated as employment by Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer; provided that such arrangement shall not release the Employer from any obligation, duty or liability to Employee hereunder. Notwithstanding the above, the parties hereby confirm that a relocation of Employee or Employer's principal executive offices if Employee's principal office is at such offices, to a location more than sixty (60) miles from the location at which Employee is then performing his duties, except for an opportunity to relocate which is accepted by Employee in writing, shall constitute a Good Reason as set forth in Section 7(e)(ii) herein.
(h)     The respective rights and obligations of the parties hereunder shall survive any termination of the Term or Employee's employment with Employer to the extent necessary to preserve such rights and obligations for their stated durations.
(i)     The undersigned agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, (except for disputes arising under the terms of the Confidentiality, Inventions and Non-Competition Agreement referenced in Section 11 hereof, which Agreement separately provides for an arbitration process), shall be settled by arbitration in the State in which the company headquarter is located to be held in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Company and the undersigned shall each pay their own respective attorneys’ fees and one-half of the costs and expenses of such arbitration.
This arbitration clause constitutes a waiver of the undersigned’s right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship (except for disputes arising under the terms of the Confidentiality, Inventions and Non-Competition Agreement referenced in Section 11 hereof, which Agreement separately provides for an arbitration process), including, but not limited to, the following claims: (a) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation; (b) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and Labor Code Section 201, et seq.; and (c) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.
(j)    Employee represents and warrants to Employer that Employee is not subject to any employment, noncompetition or other similar agreement with a former employer or otherwise that would prevent or interfere with the Employee’s employment on the terms set forth herein.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
SCYNEXIS, INC.
By:        /s/ Amanda S. Mancuso

Name:    Amanda S. Mancuso, MBA

Title:    Chief of Staff

EMPLOYEE:
/s/ Eric Francois

Eric Francois

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